                                                                    Exhibit 99.1


                    THE A CONSULTING TEAM SHAREHOLDERS' MEET

NEW YORK, NY, July 26, 2005 - The A Consulting Team (`TACT') (Nasdaq SmallCap:
TACX), an IT and Business Process Outsourcing (BPO) services provider to Fortune 1000 companies, held a meeting of its shareholders this morning. The matters set forth in TACT's proxy statement were approved by the shareholders at the meeting this morning.

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 25, 2005.